Exhibit 99.1

July 7, 2008

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contacts:	Larry H. Putnam	(805) 466-7087
President, Chief Executive Officer

	John C. Hansen	(805) 466-7087
Executive Vice-President, Chief Financial Officer

	Santa Lucia Bancorp	(805) 466-7087
www.santaluciabank.com

SANTA LUCIA BANCORP (ATASCADERO, CALIFORNIA)

(OTC Bulletin Board: SLBA.OB)

Press Release:

Santa Lucia Bancorp, the holding company for Santa Lucia Bank, is pleased to announce that John McNinch recently joined the bank as Senior Vice President, Credit Administrator.

Prior to joining Santa Lucia Bank, Mr. McNinch was the SVP/Regional Manager for Mid-State Bank/Rabobank, overseeing that banks commercial lending, and business banking activities in Paso Robles, Templeton, Atascadero, Cambria and San Simeon.

A banker for more than 35 years, McNinch started his career with Bank of America and worked for Barclays Bank of California as a Vice President and manager for its agricultural division.  Barclays Bank was purchased by Wells Fargo where he worked as a loan team manager in Fresno, and later as a manager for Farm Credit Services Southwest.

McNinch earned a Bachelor of Science degree in agricultural economics’ from Cal Poly, and is a graduate of the Pacific Coast Banking School.  He also earned a general real estate certificate from the State of California.

A resident of Paso Robles, McNinch has been active in the Kiwanis Club, Paso Robles Vintners and Growers Association, and California Cattlemen’s Association.

THE COMPANY AND ITS BUSINESS STRATEGY

Santa Lucia Bancorp, headquartered in Atascadero, California is a California corporation organized in 2006 to act as the holding company for Santa Lucia Bank.  Santa Lucia Bank has operated in the State of California since August 5, 1985.

Santa Lucia Bank engages in the commercial banking business principally in San Luis Obispo and northern Santa Barbara Counties from its banking offices located at 7480 El Camino Real, Atascadero, California, 1240 Spring Street, Paso Robles, California, 1530 East Grand Avenue, Arroyo Grande, California and 1825 South Broadway, Santa Maria, California.

The Company, through its subsidiary, Santa Lucia Bank, emphasizes personalized quality customer service to small and medium sized businesses in its markets.  The main focus after 20 years of operation is to provide a consistent return to shareholders, quality personalized service to our customers and a challenging and rewarding environment for our employees.  This is complimented by our first class facilities that we have strategically placed on the Central Coast of California, which is a very desirable and growing region.  These guiding principals will continue to serve the Company well in both the short term and long term.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties.  Actual results may differ materially from stated expectations.  Specific factors include, but are not limited to, increased profitability, continued growth, beliefs as to the adequacy of existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight over the Company’s or Bank’s operations, interest rates and financial policies of the United States government, general economic conditions and California’s energy crisis.  Additional information on these and other factors that could affect financial results are included in the Company’s Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in”, “management expects that”, “will continue”, “is anticipated”, “estimate”, “projected”, or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA).  Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof.  Santa Lucia Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  This statement is included for the express purpose of protecting Santa Lucia Bancorp under PSLRA’s safe harbor provisions.